Exhibit 31.6

FORM 10-K CERTIFICATION

I, William Slater, certify that:

1.    I have reviewed this amendment no. 2 to the annual report on Form 10-K of MIPS Technologies, Inc.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 11, 2013	By:	/s/ WILLIAM SLATER
William Slater
Vice President and Chief Financial Officer, MIPS Technologies, Inc.